EXHIBIT 15.1

Gruber & Company, LLC

Lake Saint Louis, Missouri

April 25, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 16F of LJ International Inc.’s Annual Report on Form 20-F for the year ended December 31, 2011 and are in agreement with the statements contained in the 1st through 5th paragraphs regarding Gruber & Company, LLC therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Gruber & Company, LLC

Gruber & Company, LLC

Lake Saint Louis, Missouri